Exhibit 31.2
CERTIFICATIONS

I, Allen Muhich, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Radisys Corporation for the fiscal year ended
December 31, 2013; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

RADISYS CORPORATION
Date: April 30, 2014	By:	/s/ Allen Muhich
Allen Muhich
Chief Financial Officer and Vice President of Finance (Principal Financial and Accounting Officer)